Exhibit 10.23

Execution Version

Confidential

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this "Support Agreement") is dated as of March 19, 2017, by and among the Persons set forth on Schedule I hereto (each, a "Sponsor" and, together, the "Sponsors"), Capitol Acquisition Corp. III, a Delaware corporation ("Acquiror"), Canyon Holdings S.à r.L., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 6D, L-2633 Senningerberg, Grand Duchy of Luxembourg and registered with the RCS under number B 184599 (the "Company"), Capitol Acquisition Holding Company Ltd., an exempted company incorporated in the Cayman Islands with limited liability and wholly-owned subsidiary of Acquiror ("Holdings") and Canyon Holdings (Cayman) L.P., a Cayman Islands exempted limited partnership (the "Cision Owner"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) of 8,125,000 Sponsor Shares and 8,250,000 Sponsor Warrants in the aggregate;

WHEREAS, contemporaneously with the execution and delivery of this Support Agreement, Acquiror, the Company, Holdings, Capitol Acquisition Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and the Cision Owner, have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the "Merger Agreement"), dated as of the date hereof, pursuant to which, among other transactions, (i) Holdings is to acquire 100% of the issued and outstanding equity interests of the Company and (ii) Merger Sub is to merge with and into Acquiror, with Acquiror continuing on as the surviving entity, in each case on the terms and conditions set forth therein;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, a portion of the Sponsor Shares and Sponsor Warrants will be cancelled as further specified in Section 2.03 of the Merger Agreement and in this Support Agreement;

WHEREAS, to the extent of any redemption or conversion of Acquiror Common Stock by any Converting Stockholders pursuant to the Offer (a "Redemption"), the Exchange Shares and Exchange Warrants will be reduced and an additional number of Sponsor Shares and Sponsor Warrants will be forfeited by the Sponsors, on the terms and conditions set forth herein; and

WHEREAS, as an inducement to the Company, the Cision Owner, Acquiror and Holdings to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1        Binding Effect of Merger Agreement; Cancellation of Sponsor Shares and Sponsor Warrants. Each Sponsor hereby acknowledges that it has read the Merger Agreement and this Support Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor shall be bound by and comply with Sections 2.03, 10.03(b) and 13.11 of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Sponsor were an original signatory to the Merger Agreement with respect to such provisions. Without limiting the generality of the foregoing, on the Closing Date and concurrent with the consummation of the Contribution and Exchange, but in any event immediately prior to the Merger, each Sponsor shall (and, subject only to the consummation of the Closing hereby does) irrevocably surrender, forfeit and consent to the termination and cancellation, in each case for no consideration and without further right, obligation or liability of any kind or nature on the part of Acquiror, Holdings, Merger Sub or the Company, of: (i) a number of Sponsor Shares equal to the amount set forth opposite such Sponsor's name on Schedule I hereto and (ii) a number of Sponsor Warrants equal to the amount set forth opposite such Sponsor's name on Schedule I hereto. Notwithstanding the foregoing, in the event there is any Redemption as of immediately prior to the Closing, the aggregate number of Sponsor Shares and Sponsor Warrants to be surrendered, forfeited, terminated and canceled pursuant to the foregoing sentence shall be increased as set forth in Section 2.2 hereof, and the number of Sponsor Shares and Sponsor Warrants to be surrendered and forfeited by each Sponsor for termination and cancellation shall be determined in accordance with each Sponsor's Sponsor Percentage (as defined below). Immediately prior to the consummation of the transactions contemplated by the Merger Agreement, each Sponsor shall cause to be delivered and surrendered for cancellation any stock certificates, warrants or any similar instruments or securities evidencing or representing the Sponsor Shares and Sponsor Warrants to be forfeit, terminated and cancelled pursuant to the preceding sentence.

Section 1.2         No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) immediately prior to the consummation of the Closing and (b) the termination of the Merger Agreement pursuant to Article XII thereof, each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Acquiror Common Stock or Acquiror Warrants owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Acquiror Common Stock or Acquiror Warrants owned by such Sponsor or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided that the Sponsors shall be permitted to make transfers to Affiliates or family trusts, in each case for estate planning purposes, so long as (x) at least three Business Days prior to any such transfer, such transferring Sponsor shall deliver a written notice to Acquiror and the Cision Owner, which notice will disclose in reasonable detail the identity of such transferee and (y) as a condition to any such transfer, such transferee shall execute a joinder and acknowledgement reasonably satisfactory to the Cision Owner agreeing to be bound by and made a party to this Support Agreement and such other documents related to the ownership of the Sponsor Shares and/or Sponsor Warrants as the Cision Owner deems reasonably necessary; provided further that, any such transfer shall not relieve, discharge or otherwise modify the obligations of the transferring Sponsor under this Support Agreement. Notwithstanding the foregoing, during the period commencing on the date hereof and ending on the earlier of immediately prior to the consummation of the Closing and the termination of the Merger Agreement pursuant to Article XII thereof, the Sponsors shall at all times maintain ownership of a number of Sponsor Shares and Sponsor Warrants sufficient to satisfy the cancellation and forfeiture obligations set forth in Section 2.03 of the Merger Agreement and Section 2.2(a) hereof.

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Section 1.3         New Shares. In the event that (a) any shares of Acquiror Common Stock, Acquiror Warrants or other equity securities of Acquiror are issued to a Sponsor after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Acquiror Common Stock of, on or affecting the Acquiror Common Stock owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any shares of Acquiror Common Stock or other equity securities of Acquiror after the date of this Support Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any shares of Acquiror Common Stock or other equity securities of Acquiror after the date of this Support Agreement (such Acquiror Common Stock or other equity securities of Acquiror, collectively the "New Shares"), then such New Shares acquired or purchased by such Sponsor shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Acquiror Common Stock owned by such Sponsor as of the date hereof.

Section 1.4         Termination of Existing Registration Rights Agreement. Acquiror and each Sponsor hereby consents to, and agrees that, conditioned upon the Closing of the Merger and effective as of the Effective Time, the Registration Rights Agreement, dated as of October 13, 2015 (the "Existing Registration Rights Agreement"), by and among Acquiror, the Sponsors and the other parties signatory thereto, shall terminate (and any amendment, notice or other action necessary to effectuate any such termination (including pursuant to Section 6.7 of the Existing Registration Rights Agreement) shall be deemed made pursuant to this Section 1.4) and such agreement shall be of no further force and effect.

Section 1.5         Closing Date Deliverables. On the Closing Date:

(a)         Each of Capitol Acquisition Management 3 LLC and Capital Acquisition Founder 3 LLC (collectively, the "Founder Sponsors") shall deliver to Holdings a duly executed joinder to that certain Registration Rights Agreement (the "Holdings Registration Rights Agreement"), by and among Holdings, the Cision Owner and the other parties signatories thereto, in substantially the form attached as Exhibit A to the Merger Agreement.

(b)         Each of Holdings and Cision Owner shall deliver to the Founder Sponsors a duly executed copy of the Holdings Registration Rights Agreement.

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Section 1.6         Acquiror Agreements.

(a)        Each Founder Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, (i) those certain Letter Agreements, dated as of October 13, 2015, by and among each Founder Sponsor and Acquiror (the "Voting Letter Agreements"), including the obligations of the Founder Sponsors pursuant to Section 1 therein to vote all shares beneficially owned by such Sponsor in favor of the transactions contemplated by the Merger Agreement and (ii) that certain Stock Escrow Agreement, dated as of October 13, 2015, between Acquiror, the Sponsors and the other parties thereto (the "CAP III Escrow Agreement").

(b)        Each Sponsor, other than the Founder Sponsors who are obligated to vote their shares pursuant to the Voting Letter Agreements, shall vote all shares beneficially owned by such Sponsor in favor of the transactions contemplated by the Merger Agreement.

(c)        During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Merger Agreement pursuant to Article XII thereof, each Sponsor shall not modify or amend any Contract between or among such Sponsor, anyone related by blood, marriage or adoption to such Sponsor or any Affiliate of such Sponsor (other than Acquiror or any of its Subsidiaries), on the one hand, and the Acquiror or any of the Acquiror's Subsidiaries, on the other hand, including, for the avoidance of doubt, the Voting Letter Agreements and the CAP III Escrow Agreement; provided that nothing herein shall restrict the issuance of any new Stockholder Notes expressly permitted to be entered into pursuant to Section 9.03 of the Merger Agreement.

Section 1.7         Further Assurances. Each Sponsor shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.8         No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor's obligations hereunder.

Section 1.9          Payment of Expenses. Notwithstanding anything to the contrary in the Merger Agreement, to the extent the sum of (without duplication) (A)(i) the Outstanding Acquiror Expenses, plus (ii) to the extent not included in the Outstanding Acquiror Expenses, the sum of all outstanding deferred, unpaid or contingent underwriting, broker's or similar fees, commissions or expenses, franchise taxes or franchise fees owed by the Acquiror, the Sponsors or their respective Affiliates (to the extent Acquiror, Holdings or Merger Sub is responsible for or obligated to reimburse or repay any such amounts) to any Person, plus (iii) the aggregate amount outstanding under all Stockholder Notes, plus (iv) any ordinary course out-of-pocket expenses incurred in support of the transactions contemplated by the Merger Agreement by Acquiror, Holdings or Merger Sub (the sum of the foregoing clauses (i) through (iv), excluding any amounts incurred or paid in connection with a PIPE Investment after the date hereof and prior to the Closing, the "Expense Amount"), exceeds (B) $16,000,000.00 (the amount by which the Expense Amount exceeds $16,000,000.00, the "Excess Expense Amount"), the Founder Sponsors shall, on a several basis (in accordance with their relative Sponsor Percentages for Holdings Warrants), be solely responsible for (and none of the Cision Owner, the Company, Acquiror, Holdings, Merger Sub or their respective Subsidiaries shall have any obligation or liability with respect to) and pay or cause to be paid such Excess Expense Amount on the Closing Date or to the extent not paid on the Closing Date, promptly thereafter; provided that, to the extent the Trust Account accrues interest and/or investment income, such interest and income, together with any cash held by Acquiror in one or more operating accounts as of the date hereof, shall be offset against and deducted from any Excess Expense Amount. Any of the amounts set forth in the foregoing clauses (i) through (iv) which were paid by or on behalf of (with a corresponding obligation or liability to repay such amount on the part of Acquiror, Holdings or Merger Sub) Acquiror, Holdings or Merger Sub after the date hereof and prior to the Closing Date shall be taken into account in determining the amount of any Excess Expense Amount.

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ARTICLE II
SHARE AND WARRANT ADJUSTMENTS

Section 2.1          Certain Definitions. The following terms shall have the following meanings:

(a)         "Holdback Shares" means a number of Holdings Common Shares equal to the result of (i) the Redemption Percentage, multiplied by (ii) 8,125,000.

(b)         "Holdback Warrants" means a number of Holdings Warrants equal to the result of (i) the Redemption Percentage, multiplied by (ii) 8,250,000.

(c)         "Redemption Percentage" means the result (expressed as a percentage) of the number of shares of Acquiror Common Stock redeemed or converted by the Converting Stockholders pursuant to the Offer divided by 32,500,000.

(d)         "Remaining Shares" means a number of Holdings Common Shares equal to the result of (i) the number of Holdback Shares, minus (ii) the lesser of (x) the number of Holdback Shares and (y) the aggregate number of Holdings Common Shares issued by Holdings to any Person in accordance with Section 2.3.

(e)         "Remaining Warrants" means a number of Holdings Warrants equal to the result of (i) the number of Holdback Warrants, minus (ii) the lesser of (x) the number of Holdback Warrants and (y) the aggregate number of Holdings Warrants issued by Holdings to any Person in accordance with Section 2.3.

(f)         "Second Lien Debt" means the second lien credit agreement, dated as of June 16, 2016, by and among Canyon Companies S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, Canyon Group S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, GTCR Valor Holdings, Inc., a Delaware corporation, GTCR Valor Companies, Inc., a Delaware corporation, the Lenders party thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent (each as defined therein) (such second lien credit agreement as amended or modified from time to time, together with the Indebtedness pursuant thereto, the "Second Lien Debt").

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(g)        "Sponsor Percentage" means, with respect to any Sponsor, the applicable percentage set forth next to such Sponsor's name on Schedule I hereto.

Section 2.2         Adjustments Resulting from Redemptions. In the event there is any Redemption:

(a)         With respect to the Sponsors, (i) the number of Sponsor Shares to be terminated, forfeited and cancelled at the Closing (but prior to the Effective Time) pursuant to Section 2.03 of the Merger Agreement shall be increased by a number of Sponsor Shares equal to 6,525,000, multiplied by the Redemption Percentage and (ii) the number of Sponsor Warrants to be terminated, forfeited and cancelled at the Closing (but prior to the Effective Time) pursuant to Section 2.03 of the Merger Agreement shall be increased by a number of Sponsor Warrants equal to 6,250,000, multiplied by the Redemption Percentage, in each case in accordance with each Sponsor's respective Sponsor Percentage.

(b)         With respect to the Cision Owner, (i) the number of Exchange Shares to be issued to the Cision Owner at the Closing in connection with the Contribution and Exchange shall be reduced by a number of Holdings Common Shares equal to 1,600,000 multiplied by the Redemption Percentage and (ii) the number of Exchange Warrants to be issued to Cision Owner at the Closing in connection with the Contribution and Exchange shall be reduced by a number of Holdings Warrants equal to 2,000,000 multiplied by the Redemption Percentage.

Section 2.3          Use of Holdback Shares and Holdback Warrants. During the one year period following the Closing, in the event Holdings seeks to or does obtain financing through a sale of its equity securities (which shall exclude any equity financing involving the sale of the equity securities of Holdings to the Cision Owner, the Sponsors or their respective Affiliates) for cash (an "Equity Financing"), Holdings may issue Holdings Common Shares and/or Holdings Warrants in connection with consummating such Equity Financing. Holdings is not obligated by this Support Agreement, the Merger Agreement or any other agreement entered into in connection with the foregoing to seek or undertake, or attempt to seek or undertake, any Equity Financing. Subject to any applicable provisions in the First Lien Credit Agreement, following the consummation of any Equity Financing that occurs prior to the Trigger Date (as defined below), Holdings shall use its commercially reasonable efforts to apply the net cash proceeds of such Equity Financing (after the payment of any fees, costs or expenses incurred by Holdings, its Affiliates or Subsidiaries in connection with arranging, negotiating, structuring or consummating such Equity Financing) received by Holdings to the repayment of the Second Lien Debt to the extent then outstanding. The maximum aggregate dollar amount of any Equity Financing subject to this Section 2.3 following the Closing and prior to the Trigger Date shall not materially exceed the sum of all payments made or to be made to Converting Stockholders as a result of Redemptions (if any) in the aggregate. Notwithstanding anything to the contrary herein, Holdings may elect that any Equity Financing will not be subject to this Section 2.3 and in such event any Holdings Common Shares and/or Holdings Common Warrants issued in such Equity Financing will not be treated as "issued by Holdings to any Person in accordance with Section 2.3" for purposes of the definitions of Remaining Shares and Remaining Warrants and such Equity Financing will not count towards the dollar limit set forth in the prior sentence.

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Section 2.4         Remaining Shares and Warrants.

(a)         Upon the earliest to occur of (the "Trigger Date") (i) the repayment of all amounts outstanding under the Second Lien Debt, (ii) the consummation of a Change in Control and (iii) the first anniversary of the Closing Date, Holdings shall promptly (or in the case of a Change in Control, one Business day prior to such consummation) issue the Remaining Shares, if any, and the Remaining Warrants, if any, to the Cision Owner (or its designee(s)) and the Sponsors, in each case fully paid and free and clear of all Liens other than applicable federal and state securities law restrictions and any Contract with Holdings or any of its Subsidiaries to which the Cision Owner or the Sponsors might then be a party when so issued, as follows: (A) 50% to the Cision Owner (or its designee(s)) as additional consideration to the Cision Owner for the Contribution and Exchange and (B) 50% to the Sponsors (in accordance with their respective Sponsor Percentages) as additional consideration to the Sponsors with respect to (x) such Sponsors' Acquiror Common Shares converted by virtue of the Merger and (y) such Sponsors' Acquiror Warrants modified by virtue of the Merger.

(b)        At all times following the Closing Date until the issuance of the Remaining Shares, if any, and Remaining Warrants, if any, pursuant to the preceding Section 2.4(a), Holdings shall reserve and keep available for issuance a sufficient number of authorized but unissued Holdings Common Shares and Holdings Warrants to permit Holdings to satisfy its issuance obligations set forth in Section 2.4(a) and shall take all actions required to increase the authorized number of Holdings Common Shares or Holdings Warrants, as applicable, if at any time there shall be insufficient unissued Holdings Common Shares or Holdings Common Warrants to permit such reservation. Holdings shall take such actions as are reasonably requested by the Cision Owner and the Sponsors to evidence the issuances pursuant to Section 2.4(a), including through the provision of a certified updated Register of Members showing such issuances (as certified by a director of Holdings or the applicable registrar or transfer agent) and, if requested, through the delivery of duly and validly executed certificates or instruments representing the Remaining Shares and Remaining Warrants.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1         Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

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(a)         Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Sponsor's corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Support Agreement and to perform his or her obligations hereunder. This Support Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Support Agreement is being executed in a representative or fiduciary capacity, the Person signing this Support Agreement has full power and authority to enter into this Support Agreement on behalf of the applicable Sponsor.

(b)         Ownership. Such Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor's Sponsor Shares and Sponsor Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Sponsor Shares or Sponsor Warrants (other than transfer restrictions under the Securities Act)) affecting any such Sponsor Shares or Sponsor Warrants, other than any Permitted Liens or pursuant to (i) this Support Agreement, (ii) the Acquiror Organizational Documents, (iii) the Merger Agreement, (iv) the Voting Letter Agreements, (v) the CAP III Escrow Agreement, or (vi) any applicable securities laws. Such Sponsor's Sponsor Shares and Sponsor Warrants are the only equity securities in Acquiror owned of record or beneficially by such Sponsor on the date of this Support Agreement, and none of such Sponsor's Sponsor Shares or Sponsor Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Sponsor Shares or Sponsor Warrants, except as provided hereunder and under the Voting Letter Agreements and the CAP III Escrow Agreement. Other than the Sponsor Warrants and the Merger Agreement, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c)         No Conflicts. The execution and delivery of this Support Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Sponsor or such Sponsor's Sponsor Shares or Sponsor Warrants), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Support Agreement.

(d)         Litigation. There are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Support Agreement.

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(e)         Brokerage Fees. Except for fees described on Schedule 7.07 of the Merger Agreement and except for arrangements entered into by the Company and/or the Cision Owner, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from Acquiror, Holdings, the Company or any of their respective Affiliates in connection with the Merger Agreement, the agreements ancillary thereto, this Support Agreement or any of the respective transactions contemplated thereby and hereby in each case based upon any arrangement or agreement made by or, to the knowledge of such Sponsor, on behalf of such Sponsor, for which Acquiror, Holdings or the Company would have any obligations or liabilities of any kind or nature.

(f)         Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor nor any anyone related by blood, marriage or adoption to such Sponsor or to the actual knowledge of such Sponsor any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract, instrument, arrangement or understanding with Acquiror or its Subsidiaries.

(g)         Acknowledgment. Such Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Sponsor's execution and delivery of this Support Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1         Termination. This Support Agreement and all of its provisions shall terminate and be of no further force or effect upon the termination prior to the Closing of the Merger Agreement in accordance with its terms. Upon such termination of this Support Agreement, all obligations of the parties under this Support Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided however, that the termination of this Support Agreement shall not relieve any party from liability arising in respect of any breach prior to such termination. This ARTICLE IV shall survive the termination of this Agreement.

Section 4.2         Governing Law. This Support Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Support Agreement or the negotiation, execution or performance of this Support Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Support Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 4.3         CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

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(a)         THE PARTIES TO THIS SUPPORT AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUPPORT AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SUPPORT AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SUPPORT AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SUPPORT AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SUPPORT AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 4.8.

(b)         WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.3.

Section 4.4         Assignment. This Support Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Support Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto; provided that, the Cision Owner may assigns its rights, in whole or in part, to receive its portion of the Remaining Shares and/or Remaining Warrants pursuant to Section 2.4 to any of its direct equity holders in connection with an in-kind distribution of all or a portion of the Holdings Common Shares or Holdings Warrants held by the Cision Owner as of the Closing, including as a result of any dissolution, winding up or similar transaction involving the Cision Owner and its direct equity holders.

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Section 4.5          Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Support Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Support Agreement and to enforce specifically the terms and provisions of this Support Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 4.6        Amendment. This Support Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Holdings, the Cision Owner and the Founder Sponsors.

Section 4.7          Severability. If any provision of this Support Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Support Agreement will remain in full force and effect. Any provision of this Support Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.8         Notices. All notices, consents, waivers and other communications under this Support Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by telecopy (with confirmation of delivery), on the date of transmission if on a Business Day before 5:00 p.m. local time of the recipient party (otherwise on the next succeeding Business Day); (d) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day); and (e) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties in accordance with this Section 4.8):

If to Acquiror or, prior to the Closing, Holdings:

Capitol Acquisition Corp. III

509 7th Street, N.W.

Washington, DC 20004

Attn: Mark D. Ein, Chairman & CEO, and Dyson Dryden, CFO

Facsimile: (202) 654-7070

E-mail: mark@capitolacquisition.com

dyson@capitolacquisition.com

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with a copy to (which will not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, N.W.

Washington, DC 20004

Attention: Paul Sheridan

Facsimile: (202) 637-2201

E-mail: paul.sheridan@lw.com

If to the Company, the Cision Owner or, following the Closing, Holdings:

c/o Cision US, Inc.

130 East Randolph St. 7th Floor

Chicago, IL 60601

Attention: Jack Pearlstein

Facsimile: (301) 459-2827

E-mail: jack.pearlstein@cision.com

with a copy to (which will not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention: Stephen L. Ritchie, P.C. and Mark A. Fennell, P.C.

Facsimile: (312) 862-2200

E-mail: sritchie@kirkland.com

mfennell@kirkland.com

If to a Sponsor:

To such Sponsor's address set forth in Schedule I

with a copy to (which will not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, N.W.

Washington, DC 20004

Attention: Paul Sheridan

Facsimile: (202) 637-2201

E-mail: paul.sheridan@lw.com

Section 4.9          Counterparts. This Support Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

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Section 4.10         Entire Agreement. This Support Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Sponsors, Acquiror, the Company, Holdings and the Cision Owner have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

CAPITOL ACQUISITION MANAGEMENT 3 LLC

By:	/s/ Mark D. Ein
Name: Mark D. Ein

CAPITOL ACQUISITION FOUNDER 3 LLC

By:	/s/ L. Dyson Dryden
Name: L. Dyson Dryden
Title:

/s/ Richard Donaldson
Name:	Richard Donaldson

/s/ Piyush Sodha
Name:	Piyush Sodha

/s/ Lawrence Calcano
Name:	Lawrence Calcano

/s/ Derek Apfel
Name:	Derek Apfel

/s/ Alfheidur H. Saemundsson
Name:	Alfheidur H. Saemundsson

[Signature Page to Sponsor Support Agreement]

ACQUIROR:

CAPITOL ACQUISITION CORP. III

By:	/s/ Mark D. Ein
Name: Mark D. Ein
Title: Chief Executive Officer

HOLDINGS:

CAPITOL ACQUISITION HOLDING COMPANY LTD.

By:	/s/ Mark D. Ein
Name: Mark D. Ein
Title: Authorized Signatory

COMPANY:

CANYON HOLDINGS S.À R.L.

By:	/s/ Jeffrey Wright
Name: Jeffrey Wright
Title: Class A Manager

By:	/s/ Paul Brogan
Name: Paul Brogan
Title: Class B Manager

CISION OWNER:

CANYON HOLDINGS (CAYMAN) LP

By:	Canyon Partners, Ltd.
Its:	General Partner

By:	/s/ Jack Pearlstein
Name: Jack Pearlstein
Title: Chief Financial Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsors & Sponsor Percentages

Sponsor	Sponsor Shares	Sponsor Warrants	Sponsor Percentage (for Holdings Common Shares)	Sponsor Percentage (for Holdings Warrants)
Capitol Acquisition Management 3 LLC	1,168,985	1,390,909	73.0615%	69.5455%

c/o Mark D. Ein
509 7th Street, N.W.
Washington, D.C. 20004
Capitol Acquisition Founder 3 LLC	389,662	463,636	24.3538%	23.1819%

c/o L. Dyson Dryden
305 West Pennsylvania Avenue
Towson, MD 21204
Richard C. Donaldson	9,846	48,485	0.6154%	2.4242%

509 7th Street, N.W.
Washington, D.C. 20004
Piyush Sodha	9,846	48,485	0.6154%	2.4242%

509 7th Street, N.W.
Washington, D.C. 20004
Lawrence Calcano	9,846	48,485	0.6154%	2.4242%

509 7th Street, N.W.
Washington, D.C. 20004
Derek Apfel	7,877	n/a	0.4923%	0.0000%

509 7th Street, N.W.
Washington, D.C. 20004
Alfheidur H. Saemundsson	3,938	n/a	0.2462%	0.0000%

509 7th Street, N.W.
Washington, D.C. 20004
Total	1,600,000	2,000,000	100%	100%

Schedule II

Affiliate Agreements

Administrative Services Agreement, dated as of October 13, 2015, by and between Venturehouse Group, LLC, Dryden Capital Management, LLC and Acquiror

Voting Letter Agreements

CAP III Escrow Agreement

The Stockholder Notes

Consulting Agreement between Derek Apfel and Capitol Acquisition Corp. III, dated as of November 8, 2015

Consulting Agreement between Alfheidur H. Saemundsson and Capitol Acquisition Corp. III, dated as of October 14, 2015, as amended as of December 1, 2016

Funding Commitment Letter, dated November 9, 2016, from Lawrence Calcano to Capitol Acquisition Corp. III

Funding Commitment Letter, dated November 9, 2016, from Richard C. Donaldson to Capitol Acquisition Corp. III

Funding Commitment Letter, dated November 9, 2016, from L. Dyson Dryden to Capitol Acquisition Corp. III

Funding Commitment Letter, dated November 9, 2016, from Mark D. Ein to Capitol Acquisition Corp. III

Funding Commitment Letter, dated November 9, 2016, from Piyush Sodha to Capitol Acquisition Corp. III